EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

[INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.  THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED ARE MARKED WITH “[***].”]

FRANSMART, LLC

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into on April 22, 2021, but effective as of April 16 2021 (and April 16, 2021 being the “Effective Date”) by and between Fransmart, LLC, a Delaware limited liability company, with offices at 201 N. Union Street, Suite 110, Alexandria, Virginia 22314 (“Consultant”), and Kisses from Italy-Franchising, LLC, with offices at 3146 NE 9th Street, Fort Lauderdale, Florida 33130 (“Franchisor”).

WITNESSETH:

WHEREAS, Franchisor, as a result of the expenditure of time, skill, effort, and money, has developed and owns a distinctive format and system known as Kisses From Italy relating to the establishment and operation of corporate-owned and franchised operations of fast-casual, quick-service restaurants under the trademark and trade name of “Kisses From Italy”, or any other concept Franchisor develops or acquires,and, eventually, restaurants, including, without limitation, trademarks, and other systems, policies, procedures, uniformity of products and services, advertising and promotional materials, and other proprietary information (“System”);

WHEREAS, Consultant is an independent contractor engaged in the business of offering certain services to franchisors, including, among other things, marketing of franchise systems, identification and recruitment of prospective franchisees, and advice concerning various operational and other franchise frsystem processes;

WHEREAS, Franchisor desires to hire Consultant to perform the services outlined below and Consultant desires to perform the services outlined below in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       Engagement. Franchisor hereby engages Consultant and Consultant agrees to serve as the Franchisor’s sole and exclusive consultant and general advisor to Franchisor’s CEO in the marketing and sale of Qualified Franchise Units (as defined below) within the Exclusive Territory (as defined below), principally through the grant of area development rights for multiple Franchise Units to be operated from locations within the Exclusive Territory. Except as otherwise set forth in this paragraph below, this Agreement is for assisting Franchisor with franchise sales and general advisory services only [***]. For the purposes of this Agreement, the term “Exclusive Territory” shall mean Worldwide. Franchisor also hereby engages Consultant and Consultant agrees to serve as the Franchisor’s sole and exclusive Consultant, and Consultant shall have the exclusive marketing rights, for the licensing of Franchisor’s trademark(s), endorsements made by Franchisor, and the sale and/or licensing of Franchisor’s consumer packaged goods, within the Exclusive Territory.

1

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

2.      Effective Date and Term. This Agreement shall commence on the Effective Date and shall continue in effect for a period of ten (10) years and ninety (90) days from the date that the Franchisor completes its Franchise Disclosure Document (“FDD”), including disclosing a full P&L in Item 19, used to sell franchises and the Franchisor is approved to franchise in the States of California, Maryland and Commonwealth of Virginia at the same time with no franchise fee encumbrances (“Sales Commencement Date”), unless terminated sooner in accordance with the terms hereof (“Expiration Date”). The term shall be subdivided into ten (10) individual periods (“Period(s)”). The first Period shall begin on the Effective Date and terminate 90 days after the first anniversary of the Sales Commencement Date. Each succeeding Period shall be of one-year duration, beginning on the date immediately following the date that the prior Period expires.

3.       Duties of Consultant.

(a)      General Duties. Consultant shall be solely and exclusively responsible for assisting Franchisor with marketing and selling Qualified Franchise Units (as defined below) and will make such personnel available as Consultant deems necessary for that purpose throughout the term of this Agreement. Franchisor understands and agrees that Consultant may, in its sole discretion, engage third party independent contractors to assist Consultant in identifying and recruiting potential franchisees on Franchisor’s behalf. Any such independent contractors will be compensated by Consultant, and Franchisor shall not have any financial liability to such independent contractors for their services. As used in this Agreement, the term “Qualified Franchise Unit” includes: (1) every Franchise Unit for which Franchisor’s then-current form of franchise agreement (“Franchise Agreement”) or license agreement (“License Agreement”) has been fully executed and a non-refundable initial franchise fee (“Franchise Fee”) or license fee (“License Fee”) has been paid during the term of this Agreement; (2) every Franchise Unit for which Franchisor’s then-current form of development agreement, development agent agreement, master franchise agreement or multi-unit license agreement pursuant to which multiple Franchise Units or License Units are developed (“Development Agreement”) has been fully executed and a non-refundable initial development fee (“Development Fee”) has been paid during the term of this Agreement (‘Development Unit”); (3) every existing Franchise Unit, the ownership of which is transferred during or after the term of this Agreement (“Transferred Units”); (4) every Franchise Unit under any Development Agreement or Franchise Agreement entered into during or after the term of this Agreement with a developer or franchisee (or an affiliate of such developer or franchisee) of a Franchise Unit or Development Unit, regardless of whether the Consultant participated in the solicitation, negotiation, or execution of the agreement for the Franchise Unit (“Add-On Units”); and (5) every Franchise Unit or Development Unit sold during the term of this Agreement that, during or after the term of this Agreement, is (i) resold pursuant to a new Franchise Agreement or Development Agreement to replace an unopened, cancelled, or terminated Franchise Unit or Development Unit; or (ii) sold for a location within the territory or trade area of a terminated or expired Franchise Agreement or Development Agreement, regardless, in the case of both (i) and (ii), or whether the Consultant participated in the solicitation, negotiation, or execution of the resold or new agreement (“Replacement Units”). Consultant will use commercially reasonable efforts to identify and recruit potential franchisees on Franchisor’s behalf based upon qualification criteria provided by Franchisor to Consultant.

(b)       Performance Requirements. Except as provided in Section 8(c), Consultant agrees to meet the following performance requirements by assisting the Franchisor in selling:

(1)       [***]

(2)       [***]

(3)       [***]

(4)       [***]

(5)       [***]

(6)       [***]

(7)       [***]

(8)       [***]

(9)       [***]

(10)     [***]

2

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

(c)       Counting. For the purposes of this Agreement, all Qualified Franchise Units shall be counted pursuant to Section 3(b), above, notwithstanding any of the following: (1) the franchisee or licensee fails to open the Qualified Franchise Unit pursuant to a Franchise Agreement or a Development Agreement for any reason; (2) the Franchise Agreement or Development Agreement is terminated by either Franchisor or the franchisee or developer for any reason; (3) the Qualified Franchise Unit otherwise closes or ceases operation during the term of this Agreement; or (4) the Qualified Franchise Unit is subject to a transfer or assignment during the term of this Agreement. Franchisor acknowledges and agrees that multiple Franchise Units purchased by a single franchisee (pursuant either to a Development Agreement(s) or multiple Franchise Agreements) will be counted as separate Qualified Franchise Units.

(d)       Suspension of Performance Requirements. Franchisor acknowledges that the Consultant’s agreement to the sales performance requirements set forth in Section 3(b) is based upon the Franchisor selling Qualified Franchise Units on a continuous basis during the Term of this Agreement. Accordingly, upon written notice to Franchisor specifying the reason for the suspension, Consultant shall have the right, but not the obligation, to suspend the application of the sales performance requirements in Section 3(b) above in the event of, and during the continuance of any one of the following conditions: (i) any state refuses to register Franchisor’s franchise offering or conditions its registration on Franchisor’s escrow or deferral of initial franchise fees or the securing of a surety bond; (ii) in Consultant’s reasonable judgment, a significant number of Franchisor’s currently operating Franchised Units are underperforming financially and Franchisees of Franchised Units are giving poor references to prospective franchisees; (iii) in Consultant’s reasonable judgment, serious deficiencies are evident in either Franchisor’s System or Franchisor’s performance of its obligations to its franchisees or Consultant, or (iv) Franchisor has failed to perform any of its obligations under this Agreement including, but not limited to, the obligations set forth in Sections 4 and 5. The Period in which any suspension occurs, the commencement date of each succeeding Period, and the term of this Agreement, shall all be extended by the length of any suspension(s). Further, the suspension of the sales requirements set forth in this Section 3(b) does not suspend or otherwise affect the other obligations of the parties under this Agreement, including without limitation Franchisor’s payment obligations under Section 5(a).

4.       Duties of Franchisor.

(a)       Registration and Legal Compliance. At all times during the term of this Agreement, unless otherwise approved in writing by Consultant, Franchisor or its affiliate shall maintain effective franchise registrations in all states that require registration of franchises, shall amend all registrations as required, shall timely renew all registrations, shall make any and all applications, filings, or otherwise as required by law and shall maintain internet access to current and compliant FDD’s at all times for any prospective franchisee. Franchisor acknowledges that Franchisor is solely responsible for the content and accuracy of the disclosures in Franchisor’s FDD and for the cost of preparation of same. Franchisor bears the full, sole and ultimate responsibility for compliance with all franchise laws in connection with its franchise sales and is responsible for maintaining its own franchise files.

(b)       Marketing and Sales Materials. Franchisor acknowledges and agrees that Consultant is able to take the lead for and garner as much business-to-business (B2B) press as Consultant can, and to that end, Franchisor shall supply Consultant with access to any franchise marketing, sales, and other promotional materials as Consultant may reasonably require carrying out its duties under this Agreement including but not limited to commercial grade, high resolution photography of restaurant interiors, exteriors, food shots, etc. Franchisor further agrees to supply Consultant with sufficient copies of all current franchise disclosure documents (FDD) and related agreements for use by Consultant during the disclosure and sales process. Should Consultant need to duplicate any documents contemplated by this Section 4(b) because of Franchisor’s failure to timely supply same, Franchisor agrees to reimburse Consultant for the reasonable cost of such duplication. Consultant shall have the right, without any payment to Franchisor, to use any marketing, advertising, or sales materials available to Franchisor in connection with performing its duties under this Agreement. Franchisor will establish a “Franchise” section on the website within 90 days of the date of this Agreement and will support Consultants efforts publicizing and marketing Franchisors franchise program.

(c)       Referrals. Franchisor acknowledges and agrees that Consultant will promote the Franchisor, the Franchisor’s web site, and the Franchisor’s contact information through a variety of marketing initiatives designed to promote direct contact by prospective franchisees with the Franchisor. Franchisor accordingly agrees not to exclude Consultant from any such direct inquiries and agrees to refer to Consultant all inquiries Franchisor receives from prospective franchisees, and the contact information for prospective franchisees, in a prompt and timely manner. Franchisor will also provide Consultant with any information it receives from prospective franchisees.

3

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

(d)       Expenses. Franchisor agrees to reimburse Consultant on a monthly basis for any reasonable out of pocket costs and expenses incurred which are not in connection with its work under this agreement (including, without limitation, travel unrelated to discovery days and overnight mail for franchise agreements sent to prospective franchisees). Consultant shall obtain the consent of the president of Franchisor prior to incurring any individual expense over $1,000 or more than $2,000 in any one month.

5.       Compensation. Consultant will be compensated as follows:

(a)       During the term of this Agreement, and any renewal or extension thereof:

(1)       [***].

(2)       Franchisor shall grant the Consultant non-statutory stock options (“Stock Options”), of perpetual duration, to purchase Sixteen Million (16,000,000) shares (the “Option Shares”) of the Franchisor’s common stock, $0.001 par value per share (“Common Stock”), [***].

(3)       [***].

(4)       [***].

(5)       [***].

(b)       Following the term of this Agreement, whether the term ceases due to termination (by either party) or expiration, Franchisor shall thereafter and forevermore continue to pay Consultant (i) the Fee Commission on all Commissionable Revenue; (ii) the Royalty Commission on all System Revenue; and (iii) the Supply Commission on all Supply Revenue. These continuing payments shall be made with respect to all Qualified Franchise Units, including all Development Units, Transferred Units, Add-On Units, and Replacement Units established following the term of this Agreement.

(c)       Consultant and Franchisor acknowledge and agree that Franchisor may presently or in the future own and operate additional franchise concepts apart from the System contemplated under this Agreement, or modify the existing System (collectively, “Additional Franchise Systems”). For any franchisees of Qualified Franchise Units established within the Exclusive Territory during the term of this Agreement who become franchisees under such Additional Franchise Systems, Franchisor shall treat such additional Franchise Units as Qualified Franchise Units within the meaning of this Agreement, and shall pay Consultant the Fee Commission, Royalty Commission, and Supply Commission accordingly. In addition, any such additional Franchise Units shall be counted as Qualified Franchise Units pursuant to Sections 3(b) and 3(c), above.

(d)       During the Term of this Agreement, any time Franchisor is raising capital through debt, equity or a combination thereof, Consultant or its assigns shall have the right to participate in at least 10% of that capital event on the same terms and conditions as any other investor.

(e)       Unless otherwise requested by Consultant, Franchisor shall make any and all payments required under this Section 5 by electronic transfer or deposit to the account(s), at the time(s) and in the manner specified by Consultant. Franchisor shall execute any documents necessary for such purpose and accompany any payment with such reports as Consultant may reasonably request. Consultant shall be entitled to pursue all available options to collect late or unpaid monies owed to Consultant by Franchisor.

(f)       Franchisor shall provide Consultant, each week, with a weekly sales report for all Qualified Franchise Units showing the sales for the week prior as well as notice of new restaurant openings, and any Fees, Royalties or Supply Revenue paid.

4

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

6.       Approved Supplier. During the term of this Agreement, Consultant shall be deemed an “approved supplier” on a non-exclusive basis for all non-proprietary goods and services which franchisees may or must purchase in connection with the opening and operation of their Qualified Franchised Unit(s).

7.       Reporting and Approvals.

(a)       Consultant and Franchisor shall meet at Franchisor’s offices or at another mutually agreed upon location at least once per calendar year. At each meeting, Consultant shall present Franchisor with an updated list of all Qualified Franchise Units sold to date, a list of prospective franchisees, and any other information Franchisor may reasonably request.

(b)       Franchisor shall approve all potential franchisees (including existing franchisees desiring additional Franchise Units) and all potential locations for Franchise Units (including new locations for existing franchisees) in its sole discretion which shall not be unreasonably withheld. Franchisor to maintain files on all franchisees including all applications, letters of intent, FDD receipt pages, franchise related agreements, etc.

8.       Termination.

(a)       At End of Term. Unless otherwise terminated by either party in accordance with the provisions of Section 8, this Agreement shall expire on the Expiration Date, provided, however, that the post termination obligations shall survive expiration and termination. This Agreement shall not be terminated by the sale or transfer of any interest in or assets of Franchisor. For as long as Consultant is not in default of the Performance Requirements under Section 3, it is understood Consultant is fully capable of performing its duties under this Agreement.

(b)       Termination by Consultant for Cause. Consultant is entitled to terminate this Agreement in the event of a default by Franchisor provided that the default is not cured by the Franchisor within thirty (30) days of written notice. In addition to Franchisor’s failure to meet its other obligations under this Agreement, such a default includes, but is not limited to, Franchisor’s failure to complete, within one (1) year of the Effective Date, all of the requirements in Section 2 to establish the Sales Commencement Date. In such event, Consultant shall be entitled, but not required, at its option to terminate this Agreement by providing written notice of the default to Consultant. If the default is not cured by Franchisor within thirty (30) days of the date of such notice, this Agreement shall be deemed terminated. Franchisor acknowledges that as a consequence of the substantial time and effort into the marketing and sale of Qualified Franchise Units, with payment contingent on Consultant’s success in selling Qualified Franchise Units during the full term of this Agreement, in the event of early termination due to Franchisor’s default, Consultant will be damaged in an amount that cannot be quantified as of the Effective Date. Accordingly, in addition to all other amounts due and payable by Franchisor to Consultant as of the date of termination, and those amounts that come due following termination pursuant to Section 5(b), upon termination for Franchisor’s default, Franchisor shall pay Consultant, as liquidated damages and not as a penalty, an amount equal to the trailing 12 months Commissionable Revenue multiplied by the number of years remaining in Agreement.

(c)       Termination by Franchisor for Cause. If Consultant is in default of its obligations under this Agreement, Franchisor may terminate this Agreement if such default is not cured within forty-five (45) days after receipt of a written notice of default, provided, however, that prior to terminating Consultant for failure to meet its sales performance requirements under Section 3 (b) in any Period, except Period Ten, Consultant shall have the opportunity to cure such failure by meeting the performance requirements for both that Period and the following Period by the end of the following Period. If Consultant fails to meet the above performance requirements by the end of the following Period, Franchisor may terminate this Agreement prior to the Expiration Date, provided that Franchisor gives Consultant forty-five (45) days prior written notice.

(d)       Termination by Franchisor for Convenience. Franchisor may, at any time after the beginning of the Sixth (6th) Period, upon written notice to Consultant, terminate this Agreement for convenience by paying Consultant in one lump sum, unless otherwise approved by Consultant, an early termination fee of: 1) four million dollars ($4 million), if the sales of Qualified Franchise Units to date are under 110% of the Performance Requirements in Section 3(b); 2) six million dollars ($6 million) if the sales of Qualified Franchise Units to date are between 111% and 200% of the Performance Requirements in Section 3(b); and 3) eight million dollars ($8 million) if the sales of Qualified Franchise Units to date are over 200% of the Performance Requirements in Section 3(b). In addition, under any of the foregoing scenarios, Consultant shall remain entitled to all compensation pursuant to 5(a) and 5(b).

5

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

(e)       Survival of Obligations. Following any expiration or termination of this Agreement, even if the Agreement is terminated by the Franchisor for default by the Consultant pursuant to Section 8(c), in addition to payment of any amounts owed prior to termination, Franchisor shall continue to pay Consultant the various Commissions due pursuant to Section 5 of this Agreement including ten (10) prospects named by Consultant at time of Termination who were actively being worked prior to termination.

9.       Relationship and Indemnification.

(a)       Franchisor agrees to indemnify, defend and hold harmless Consultant and its principals, employees, agents and representatives, from and against all third party actions, suits, proceedings, claims, demands, liabilities, or judgments, including without limitation reasonable attorney fees and costs incurred by Consultant arising out of or relating to Franchisor’s breach of this Agreement or any franchise related agreement, violation of law, or any other act or omission of Franchisor. Without limiting the foregoing, Franchisor specifically agrees to indemnify, defend, and hold harmless Consultant and its principals, employees, agents and representatives, from and against all third party actions, suits, proceedings, claims, demands, liabilities, judgments, reasonable attorney fees and costs incurred by Consultant arising out of or relating to Franchisor’s failure to comply with any state or federal law or regulation in connection with its franchise sales, any misrepresentations or omissions in the FDD, or made by the Franchisor to prospective franchisees, regardless of whether Consultant is also a named party in the litigation. Franchisor shall, at all times, carry the insurance coverage as specified in Section 10 below.

(b)       Consultant agrees to indemnify and hold harmless Franchisor, its principals, employees, agents and representatives from any damages and costs incurred by Franchisor in connection with a third party claim provided that a court of competent jurisdiction or an arbitrator finds, in a final judgment, and after any appeals, that the damages and costs incurred by Franchisor were proximately caused by (1) a material misrepresentation or omission of Consultant in any written or oral communication with any franchisee or prospective franchisee which is contrary to the FDD used in connection with the offering of the franchise in question, or (2) any gross negligence or willful misconduct of Consultant.

(c)       Franchisor acknowledges that (i) Consultant provides services to other franchisor and non-franchisor clients that are the same or similar to those provided for in this Agreement; (ii) some of Consultant’s other past, current, and/or future clients may be deemed to be competitors of Franchisor; and (iii) Consultant and/or affiliates of Consultant may own an equity interest in one or more of Consultant’s clients, including those who may be deemed to be competitors of Franchisor. Franchisor agrees that none of the above-described activities shall be deemed to constitute an express, implied, constructive, or other form of breach of this Agreement or of any duty owed by Consultant to Franchisor, nor shall such activities form the basis of any cause of action or claim against Consultant.

(d)       Franchisor and Consultant acknowledge and agree that the relationship between them shall be that of principal and independent contractor, and this Agreement shall be so construed.

10.       Insurance. Franchisor shall procure and maintain in full force and effect during the term of this Agreement, at Franchisor’s expense, comprehensive Errors and Omissions insurance with a limit of liability for each occurrence of not less than One Million Dollars ($1,000,000) to help protect and offset Franchisors costs to defend any lawsuit. Such policy shall be written by an insurance company reasonably satisfactory to Consultant, and shall include Consultant and its principals as insured parties. Franchisor’s obligation to obtain and maintain the foregoing policy in the amount specified shall not be limited in any way by reason of any insurance maintained by Consultant, nor shall Franchisor’s performance of that obligation relieve it of liability under the indemnity provisions set forth in Section 9 of this Agreement.

11.       Auditing. [***].

12.       Non- Solicitation. Franchisor covenants that during the term of this Agreement and for one year following its expiration or termination, except as otherwise approved in writing by Consultant, Franchisor shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or entity, employ, hire, solicit, divert, take away, or otherwise interfere with any employee or exclusive contractor of Consultant so as to induce such person to leave his or her employment with Consultant. Franchisor agrees that any such solicitation would give rise to irreparable harm to Consultant that is difficult to quantify. Franchisor therefore agrees to pay Consultant an amount equal to the last twelve months compensation of the solicited employee in the event of a breach of this provision.

6

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

13.       Notices. Any notices required, permitted or otherwise given in connection with this Agreement shall be sufficient if in writing and delivered in person, sent by electronic mail, DocuSign, acknowledgment agreement, telecopier, dispatched by a reputable overnight service, sent by certified mail, postage prepaid, return receipt requested, to the following addresses, or to such other address of which notice shall have been given pursuant to this Section 13:

Franchisor:	CEO and CIO
Claudio Ferri
3146 NE 9th Street
Fort Lauderdale, FL 33130
Consultant:	President
Fransmart, LLC
201 N. Union Street, #110
Alexandria, VA 22314

Notices shall be deemed to have been received as follows: sent by electronic mail, DocuSign, acknowledgment agreement, personal delivery or telecopier – at time of delivery; by overnight delivery service or certified mail – at the earlier of actual delivery or on the third day following the date of first attempted delivery. Notices furnished by telecopier shall be confirmed by overnight delivery service

14.       Representations. Consultant hereby represents that the terms and conditions of this Agreement and Consultant’s performance thereof are not in conflict with the terms and conditions of any other contractual obligation which Consultant or any affiliate currently has or may have during the term of this Agreement. Both parties hereby represent that the execution of this Agreement has been approved by resolutions adopted by their respective directors.

15.        Choice of law, jurisdiction, venue, and service of process. The parties to this Agreement agree as follows to the choice of law governing this Agreement, the exclusive jurisdiction and venue for the resolution of all disputes that may arise, and to appropriate methods of service of process:

(a). This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regard to any otherwise applicable principles of conflicts of laws.

(b). Each party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Virginia state court or federal court of the United States of America sitting in Virginia and any appellate court from which an appeal from those courts is heard, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by it, or for recognition or enforcement of any judgment. Each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in the Commonwealth of Virginia, or to the extent permitted by law, in a federal court located in Virginia. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c). Each party irrevocably and unconditionally consents to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated by it in any Virginia state court located in Alexandria, Virginia, or the U.S. federal court situated in Alexandria, Virginia. Each party irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objections which it may now or subsequently have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated by it in the aforesaid courts.

(d). Each party to this Agreement irrevocably consents to service of process by certified mail, return receipt requested, sent to the address provided by the party in this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

16.       Miscellaneous.

(a)       Binding Agreement, Franchise Agreement Incorporation, Sale and Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, purchasers or owners of any assets of Franchisor described in Section 3(a) of this Agreement as well as any successors, assigns, purchasers or owners of any Franchise Agreement, License Agreement or Development Agreement as described under Section 3(a) of this Agreement. In the event Franchisor sells, transfers, assigns or otherwise conveys its rights in the franchise agreements(s) for which commissions are earned by Consultant under this Agreement, then the compensation obligations of Franchisor under this Agreement shall automatically transfer to the new owner. Any attempt to transfer the rights to the revenue stream of Franchisor’s franchise agreements without transferring this Agreement shall be void. Franchisor agrees that it will incorporate this restriction into its Franchise Agreements.

(b)       Paragraph Headings. The paragraph headings in this Agreement are for the convenience of the parties, and none shall be deemed to affect the meaning, construction or effect of any provisions hereof.

(c)       Entire Agreement. This Agreement and the documents referred to herein constitute the entire, full, and complete agreement between the parties concerning the subject matter hereof, and supersede all prior agreements, no other representations having induced Franchisor to execute this Agreement. No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their officers and agents in writing. This Agreement may be amended only by a writing signed by both parties.

(d)       Non-Waiver. No delay, waiver, omission, or forbearance on the part of Consultant to exercise any right, duty, or power arising out of any breach or default by Franchisor under any of the terms, previsions, covenants, or conditions hereof, shall constitute a waiver by Consultant to enforce any such right, option, duty, or power as against Franchisor, or as to subsequent breach or default by Franchisor. Subsequent acceptance by Consultant of any payments due to it hereunder shall not be deemed to be a waiver by Consultant of any preceding breach by Franchisor of any terms, provisions, covenants, or conditions of this Agreement

(e)       Attorney Fees. In the event that Consultant is required to institute legal action to enforce the terms of this Agreement, or to pursue collection of any amounts due hereunder, in addition to any other remedies available, Consultant shall, if it is the prevailing party, be entitled to recover its attorneys’ fees and costs in connection with such action.

(f)       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)       Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court or competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

8

CONFIDENTIAL TREATMENT REQUESTED

BY KISSES FROM ITALY, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

Franchisor:		Consultant:

By:	/s/ Claudio Ferri	By:	/s/ Dan Rowe
	Claudio Ferri, CEO and CIO		Dan Rowe

9